United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 28, 2026

Date of Report (Date of earliest event reported)

K2 Capital Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-43086	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 Fifth Avenue, Suite #1833 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (236) 521-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value of $0.0001, and one right to receive one-fifth (1/5) of one Class A ordinary share	KTWOU	The NASDAQ Stock Market LLC
Class A ordinary shares included as part of the units	KTWO	The NASDAQ Stock Market LLC
Rights included as part of the units	KTWOR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 28, 2026, the registration statement (File No. 333-290350) (the “Registration Statement”) relating to the initial public offering (“IPO”) of K2 Capital Acquisition Corp. (the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated January 28, 2026, by and between the Company and D. Boral Capital LLC (“D. Boral”);

●	Amended and Restated Memorandum and Articles of Association;

●	A Rights Agency Agreement, dated January 28, 2026, by and between the Company and VStock Transfer LLC;

●	Letter Agreement, dated January 28, 2026, by and between the Company, the Company’s officers, directors, shareholders and K2 Capital Sponsor LLC;

●	An Investment Management Trust Agreement, January 28, 2026, by and between Equiniti Trust Company, LLC and the Company;

●	A Registration Rights Agreement, dated January 28, 2026, by and among the Company and the initial shareholders of the Company;

●	A Private Placement Unit Purchase Agreement, January 28, 2026, by and between the Company and K2 Capital Sponsor LLC;

●	An Indemnity Agreement, dated January 28, 2026, by and between the Company, the Company’s officers, directors, shareholders and K2 Capital Sponsor LLC; and

●	An Administrative Services Agreement, dated January 28, 2026, by and between the Company and K2 Capital Sponsor LLC.

On January 30, 2026, the Company consummated the IPO of 13,800,000 units (the “Units”). Each Unit consists of one Class A ordinary share (“Ordinary Share”) and one right (“Right”) to receive one-fifth (1/5) of one Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $138,000,000.

As of January 30, 2026, a total of $138,000,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of January 30, 2026 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with K2 Capital Sponsor LLC, the Company’s sponsor (the “Sponsor”), of 326,876 private units (the “Private Units”) at a price of $8.00 per Private Unit, generating total proceeds of $2,615,000.

The Private Units are identical to the Units sold in the IPO. Additionally, the Sponsor agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. The Sponsor was granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2026, in connection with the IPO, the Company filed its Amended and Restated Memorandum and Articles of Association, as described in the Registration Statement, with the Registrar of Companies of the Cayman Islands.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 28, 2026, by and between the Company and D. Boral.

3.1	Amended and Restated Memorandum and Articles of Association.

4.1	Rights Agency Agreement, dated January 28, 2026, by and between VStock Transfer LLC and the Company.

10.1	Letter Agreement, January 28, 2026, by and between the Company, the Company’s officers, directors, shareholders and K2 Capital Sponsor LLC.

10.2	Investment Management Trust Agreement, dated January 28, 2026, by and between Equiniti Trust Company, LLC and the Company.

10.3	A Registration Rights Agreement, dated January 28, 2026, by and among the Company and the initial shareholders of the Company.

10.4	A Private Placement Unit Purchase Agreement, dated January 28, 2026, by and between the Company and K2 Capital Sponsor LLC.

10.5	Indemnity Agreement, dated January 28, 2026, by and between the Company’s officers, directors, shareholders and the Company;

10.6	Administrative Services Agreement, dated January 28, 2026, by and between the Company and K2 Capital Sponsor LLC;

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2026

K2 Capital Acquisition Corporation

By:	/s/ Karan Thakur
Name:	Karan Thakur
Title:	Chief Executive Officer

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